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                               INDEX TO EXHIBITS

Exhibit
Number                              Exhibit
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  3.(i)   -    Articles of Incorporation of Sun Company, Inc., as restated
               and amended (incorporated by reference to Exhibit 3.(i) of the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1993, File No. 1-6841).

  3.(ii)  -    Sun Company, Inc. Bylaws, as amended July 5, 1990
               (incorporated by reference to Exhibit 3(b) of the Form SE filed March 15, 1991, File No. 1-6841).

  4       -    Instruments defining the rights of security holders of long-
               term debt of the Company and its subsidiaries are not being filed since the total amount of securities authorized under each such instrument does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. The Company will provide the SEC a copy of any instruments defining the rights of holders of long-term debt of the Company and its subsidiaries upon request.

 10.1*    -    Long-Term Incentive Plan, as amended (incorporated by
               reference to Exhibit 10(c) of the Form SE filed March 15,
               1989, File No. 1-6841).

 10.2*    -    Executive Retirement Plan, as amended September 6, 1991
               (incorporated by reference to Exhibit 10(d) of the Form SE filed March 13, 1992, File No. 1-6841).

 10.3*    -    Directors' Deferred Compensation Plan, as amended and
               restated effective September 5, 1991 (incorporated by reference to Exhibit 10.5 of the Form SE filed March 11,
               1993, File No. 1-6841).

 10.4*    -    Deferred Compensation Plan (incorporated by reference to
               Exhibit 10(e) of the Form SE filed March 20, 1986, File No.
               1-6841).

 10.5*    -    Pension Restoration Plan, as amended and restated effective
               January 1, 1991 and amended September 6, 1991 (incorporated by reference to Exhibit 10(g) of the Form SE filed March 13, 1992, File No. 1-6841).

 10.6*    -    Executive Incentive Plan, as amended and restated effective
               January 1, 1992 and revised November 5, 1992 (incorporated by reference to Exhibit 10.9 of the Form SE filed March 11,
               1993, File No. 1-6841).

 10.7*    -    Sun Company, Inc. Savings Restoration Plan (incorporated by reference to Exhibit 10(j) of the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1987, File No. 1-6841), as amended effective January 1, 1994.

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 10.8*    -    Sun Company, Inc. Savings Restoration Plan II (incorporated by reference to Exhibit 10(k) of the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended
               December 31, 1989, File No. 1-6841), as amended effective January 1, 1994.

 10.9*    -    Sun Company, Inc. Non-Employee Directors Retirement Plan
               (incorporated by reference to Exhibit 10(k) of the Company's
               Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1988, File No. 1-6841).

 10.10*   -    Sun Company, Inc. Deferred Compensation and Benefits Trust
               (incorporated by reference to Exhibit 10(l) of the Form SE filed March 15, 1989, File No. 1-6841).

 10.11*   -    Sun Company, Inc. Retainer Stock Plan for Outside Directors,
               as amended and restated effective April 1, 1992 (incorporated by reference to Exhibit 10.14 of the Form SE filed March 11, 1993, File No. 1-6841).

 10.12*   -    Sun Company, Inc. Executive Long-Term Stock Investment Plan
               (incorporated by reference to Exhibit 10.13 of the Company's
               Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1993, File No. 1-6841), as amended
               March 20, 1994.

 10.13*   -    Memorandum of Agreement between Alexander B. Trowbridge and
               Sun Company, Inc. (incorporated by reference to Exhibit 10.16 of the Form SE filed March 11, 1993, File No. 1-6841).

 10.14*   -    Consulting Agreement between James G. Kaiser and Sun Company,
               Inc.

 10.15*   -    Termination Agreement and General Release and Waiver between
               Robert H. Wrtiz and Sun Company, Inc.

 11       -    Statements re Sun Company, Inc. and Subsidiaries Computation
               of Per Share Earnings for the Years Ended December 31, 1994,
               1993 and 1992.

 12       -    Statement re Sun Company, Inc. and Subsidiaries Computation
               of Ratio of Earnings to Fixed Charges for the Year Ended
               December 31, 1994.

 13       -    Sun Company, Inc. 1994 Annual Report to Shareholders
               Financial Section.

 21       -    Subsidiaries of Sun Company, Inc.

 23       -    Consent of Independent Accountants.

 24.1     -    Power of Attorney executed by certain officers and directors of Sun Company, Inc.

 24.2     -    Certified copy of the resolution authorizing certain officers to sign on behalf of Sun Company, Inc.

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 27       -    Article 5 of Regulation S-X, Financial Data Schedule.

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*These exhibits constitute the Executive Compensation Plans and
 Arrangements of the Company.